EXHIBIT 10.05

Agreement dated 30 October 1997.

Between

          BORAL ENERGY RESOURCES NZ LIMITED of 38 Bruce Mclaron
Road, Henderson, Auckland, New Zealand ("BORAL ENERGY")

AND

          INDO-PACIFIC ENERGY (NZ) LIMITED of 284 Karori Road,
Wellington, New Zealand ("INDO-PACIFIC")

AND

          MOONDANCE ENERGY PTY LTD of 133 Edward Street, Perth,
Western Australia, 6849 ("MOONDANCE")

          together the Parties ("Parties");

RECITALS

A Indo-Pacific and Moondance are the beneficial owners of a 70% Participating Interest and a 20% Participating Interest respectively in and under the Permit:

B Pursuant to a letter agreement dated 4 November 1996, Indo-Pacific agreed to assign to Boral Energy the Indo-Pacific Assigned Interest and Moondance agreed to assign to Boral Energy the Moondance Assigned Interest, which Boral Energy agreed to acquire and the Parties have set out the terms and conditions of the assignments in this Agreement.

OPERATIVE PART

     1    DEFINITIONS AND INTERPRETATIONS

     1.1  Definitions

          In this Agreement ( including the Recitals), unless the context otherwise requires:

     1.1.1 "Act" means the Crown Minerals Act (NZ) 1991 and any regulations thereto.

     1.1.2 "Affiliate" means a corporation that controls a Party or is controlled by a Party or a corporation that is controlled by a corporation that also controls the Party and control means the right to exercise 100% of the voting right thereof.

     1.1.3 "Area" means, at any time, the area subject of the Permit.

     1.1.4 "Agreement" means this agreement between the Parties.

     1.1.5     "Indo-Pacific Assigned Interest" means a 20%
Participating Interest owned by Indo-Pacific assigned to Boral
Energy.

     1.1.6     "Effective Date" means 2 November 1996.

     1.1.7     "Joint Venturers" means together Indo-Pacific,
Moondance and Croft Exploration Ltd.

     1.1.8     "Moondance Assigned Interest" means a 10%
Participating Interest owned by Moondance assigned to Boral
Energy.

     1.1.9     "Operator" means Indo-Pacific.

     1.1.10 "Participating Interest" means a percentage interest of a Party in the Permit.

     1.1.11    "Permit" means petroleum exploration permit PEP
38328 or any renewal or extension thereof and any mining permit granted pursuant thereto.

     1.1.12 "Well Costs" means all costs (including permit management, pre-planning and inventory purchase) incurred by the Operator in drilling the Kereru 1 Well but which expressly excludes the cost of purchase of the 7" casing and spool.

     1.1.13 "Kereru 1 Well" means the well referred to as Kereru 1 at a location defined by the coordinates 39' 39' 40.5" south and 176' 26' 12.3" east, being Peg 216 on seismic line C91-04 to be drilled, to either a programmed depth of 1700 metres or 100 metres deeper than the Miocene/Pliocene unconformity, whichever is the lesser, or as otherwise may be agreed.

     1.1.14 "Minister" means the Minister of Energy as defined in the Act who administers the approval and registration procedure under the Act.

     1.1.15 "Boral Energy Participating Interest" means together the Indo-Pacific Assigned Interest and the Moondance
Assigned Interest assigned to Boral Energy.

     1.2  Interpretation Rules

     In this Agreement, unless a contrary intention appears:

      1.2.1 a reference to this Agreement is a reference to this Agreement as amended, varied, novated or substituted from time to time;

      1.2.2 a reference to any legislation or any provision of any legislation includes:

      (a) all regulations, orders or instruments issued under the legislation or provisions; and

      (b) any modification, consolidation, amendment, re-enactment, replacement or codification of such legislation or provision;

       1.2.3     a word:

       (a) importing the singular includes the plural and vice versa; and

       (b) denoting an individual includes corporations, firms, unincorporated bodies, authorities and instrumentalities;

       1.2.4 a reference to a Party to this Agreement or any other instrument includes that Party's executors, administrators, successors or permitted assigns;

       1.2.5 where a word or phrase is given meaning, any other part of speech or grammatical form has a corresponding meaning; and

       1.2.6 a reference to a clause number, schedule number or annexure number (or letter) is a reference to a clause, schedule or annexure of this Agreement;

       1.2.7 words and expressions used in this Agreement which are used in the Act shall where the context admits have the same meaning as they have in the Act.

       1.3  Entire Agreement

       This Agreement is the entire agreement between the Parties as to its subject matter and supersedes all prior agreements, representations and understandings.

       1.4  Amendments

       No amendment of, or addition to this Agreement is binding unless it is in writing and executed by the Parties.

     1.5  Headings

     Any heading, index, table of contents or marginal note is for convenience only and does not affect the interpretation of this Agreement.

     1.6  Recitals

     The Recitals of this Agreement form part of the Agreement and have effect as if set out in full in this Agreement.

     2    APPROVALS

     2.1 Each dealing evidenced by this Agreement that would, apart from the terms of this Clause or Section 41 of the Act, have an effect of a kind referred to in Section 41 of the Act in relation to the Permit shall be of no force or effect until the dealing, insofar as it relates to the Permit has been approved and registered by the Minister and an entry has been made in the register in relation to the dealing by the Minister in accordance with Section 41 of the Act.

     2.2 All provisions of this Agreement which are not of the nature described in clause 2.1 shall, unless otherwise expressly provided, come into effect on the Effective Date. Upon the approval and registration referred to in clause 2.1 being obtained, those provisions of the Agreement which are subject to that approval and registration shall be deemed to relate back to and take effect as between the Parties on and from the Effective Date.

     2.3 As soon as practical after the date of this Agreement, Boral Energy shall apply for all approvals and registrations of the dealings as evidenced by this Agreement.

     2.4 Each of the Parties will use all reasonable efforts to enable the dealings evidenced by this Agreement to be approved as expeditiously as possible and, with all convenient despatch, will execute all such documents and do all such acts and things as are necessary or desirable to achieve that approval.

     2.5 If any dealing evidenced by this Agreement is not approved and registered in accordance with clause 2.1 within 12 months after the date on which it is lodged for approval and registration (or such later date as the Parties may agree), any Party may terminate this Agreement in respect of that dealing only at any time by notice to the other Parties and this Agreement in respect of that dealing only (except for this clause
2.5 and clause 2.6) shall terminate on the receipt of that notice.

     2.6 On the termination of this Agreement under clause 2.5, Indo-Pacific and Moondance (as the case may be) shall reimburse Boral Energy, within 7 days, for all amounts which Boral Energy has paid pursuant to this Agreement and the Parties shall execute all documents and do all other things necessary or desirable to place each other in the same position as they would have been in had this Agreement not been executed or acted upon.

     3.   ASSIGNMENTS

     With effect on and from the Effective Date, Indo-Pacific and Moondance respectively assign to Boral Energy and Boral Energy accepts the assignment of the Indo-Pacific Assigned Interest and Moondance Assigned Interest.

     4.   BORAL ENERGY'S OBLIGATIONS

     4.1 In consideration of Indo-Pacific agreeing to assign the Indo-Pacific Assigned Interest to Boral Energy and Moondance agreeing to assign the Moondance Assigned Interest to Boral Energy, Boral Energy will fund 60% of all Well Costs cash called in accordance with accepted petroleum joint venture operating practice until the earliest to occur of the following;

     4.1.1     the plugging and abandonment of the Kereru 1 Well;
or

     4.1.2     the setting of production casing at the Kereru 1
Well; or

     4.1.3     the expenditure by Boral Energy of NZ$1.1 million.

     4.2 The Parties agree that the costs of procuring the 7" casing and spool are not Well Costs and those 7" casing and spool costs and other Permit costs (but excluding the Well Costs) are borne by the Joint Venturers and Boral Energy in accordance with each of their Participating Interest percentages.

     5.   BORAL ENERGY'S FURTHER RIGHTS

     The Parties acknowledge and agree that:

     5.1 On and from the Effective Date Boral Energy shall have all the rights and obligations of a joint venture party and shall be able to vote the Boral Energy Participating Interest.

     5.2 Indo-Pacific will transfer to Boral Energy operatorship of all matters pertaining to petroleum production in the Permit including without limitation all activities related to:

     5.2.1     field development and production;

     5.2.2     plant and process engineering; and

     5.2.3     product distribution and marketing.

     5.3  should Boral Energy;

     5.3.1 elect not to accept the transfer of operatorship referred to in clause 5.2; or

     5.3.2 assign the Boral Energy Participating Interest in whole or part to a third party which is not a Joint Venturer; then Boral Energy will support re-assignment of operatorship (if it was accepted by Boral Energy) to Indo-Pacific for as long as Indo-Pacific and its Affiliates retain equity in the Permit that is greater than that of Boral Energy and its Affiliates or that of Boral Energy's assignees.

     5.4 Boral Energy shall be entitled to participate in the negotiation of the joint venture operating agreement for the management of all operations within the Permit and Indo-Pacific and Moondance agree that they have procured the agreement of Croft Exploration Ltd to this clause 5.4.

     6    DEFAULT

     6.1 If Boral Energy fails to pay any of the costs at the times required under this Agreement then Indo-Pacific and/or Moondance may after giving Boral Energy 14 days notice to remedy the default, pay such costs and recover the sum (if applicable) not so paid as a liquidated debt, together with interest on the amount outstanding at the rate charged from time to time by Indo-Pacific's or Moondance's bankers on overdrafts in excess of $100,000 such interest being calculated on a daily basis from the date of payment by Indo-Pacific or Moondance until the date of recovery from Boral Energy, capitalised on the last day of each month.

     6.2 In the event that Boral Energy fails to remedy the default in clause 6.1 after a further 30 days then Indo-Pacific or Moondance may require Boral Energy to forthwith assign to Indo-Pacific and Moondance the Indo-Pacific Assigned Interest and the Moondance Assigned Interest as the case may be assigned to Boral Energy under this Agreement for no consideration other than the complete discharge of all liability of Boral Energy under, and in respect of, this Agreement.

     6.3 The Parties acknowledge and agree that the provisions of clause 6.1 and 6.2 arise out of a genuine attempt to compensate Indo-Pacific and Moondance for any loss and damage estimated by the Parties to be suffered by Indo-Pacific and Moondance as a result of an unremedied default of Boral Energy and Boral Energy shall not be liable for any costs charges or damages whether direct indirect or consequential.

     7    INDO-PACIFIC'S REPRESENTATIONS, WARRANTIES AND
INDEMNITY

     7.1 Indo-Pacific represents and warrants to Boral Energy that:

     7.1.1 it has the power and authority, and all necessary corporate and other action has or will be taken, to enable it to enter into and perform its obligations under this Agreement and each further document and assurance required under clause 10 hereof;

     7.1.2 Indo-Pacific Assigned Interest is free of all mortgages, charges, liens, secured interests, royalties and encumbrances other than royalties and encumbrances necessarily imposed by the Act and Indo-Pacific further warrants that once the obligations under clause 4 of this Agreement have been satisfied, Boral Energy shall only by liable to the extent of the Indo-Pacific Assigned Interest;

      7.1.3     it is not engaged in any litigation or
arbitration proceeding in respect of the Permit, and there are no actions, suits or other proceedings pending or threatened against it in relation to the Permit or which affects or may affect the validity of the Permit or this Agreement;

      7.1.4 the Permit is valid, subsisting and in good standing and all obligations imposed by the Act in relation thereto have been duly performed and complied with;

      7.1.5 no part of the Area comprised in the Permit has been surrendered or forfeited or is subject to surrender and forfeiture;

      7.1.6 Indo-Pacific has not entered into any contract other than with Boral Energy disposing of or granting an option over or creating any interest in the Permit except as disclosed to Boral Energy; and

      7.1.7 Indo-Pacific is not in breach of any of its obligations under the Permit.

      7.2 Indo-Pacific shall indemnify Boral Energy and keep Boral Energy indemnified against all liability, cost, loss and damage which Boral Energy suffers or incurs as a result of a breach of any representation and warranty contained in clause 7.1.

      8    MOONDANCE'S REPRESENTATIONS, WARRANTIES AND INDEMNITY

      8.1 Moondance represents and warrants to Boral Energy that:

      8.1.1 it has the necessary power and authority, and all necessary corporate and other action has or will be taken, to enable it to enter into and perform its obligations under this Agreement and each further document and assurance required under clause 10 hereof;

      8.1.2 the Moondance Assigned Interest is free of all mortgages, charges, liens, secured interests, royalties and encumbrances other than royalties and encumbrances necessarily imposed by the Act and Moondance further warrants that once the farmin obligations under clause 4 of this Agreement have been satisfied, Boral Energy shall only be liable to the extent of the Moondance Assigned Interest;

      8.1.3     it is not engaged in any litigation or
arbitration proceeding in respect of the Permit, and there are not actions, suits or other proceedings pending or threatened against it in relation to the Permit or which affects or may affect the validity of the Permit or this Agreement;

      8.1.4 the Permit is valid, subsisting and in good standing and all obligations imposed by the Act in relation thereto have been duly performed and complied with;

      8.1.5 no part of the Area comprised in the Permit has been surrendered or forfeited or is subject to surrender and forfeiture;

      8.1.6 Moondance has not entered into any contract other than with Boral Energy disposing of or granting an option over or creating any interest in the Permit except as disclosed to Boral
Energy; and

      8.1.7 Moondance is not in breach of any of its obligations under the Permit.

      8.2  Moondance shall indemnify Boral Energy and keep Boral
Energy indemnified against all liability, cost, loss and damage which Boral Energy suffers or incurs as a result of a breach of any representation and warranty contained in clause 8.1.

      9    BORAL ENERGY'S REPRESENTATION, WARRANTY AND INDEMNITY

      9.1 Boral Energy represents and warrants to both Indo-Pacific and Moondance that it has the necessary power and authority, and all necessary corporate and other action has been taken, to enable it to enter into and perform its obligations under this Agreement and each further document and assurance required under clause 10 hereof.

      9.2 Boral Energy shall indemnify both Indo-Pacific and Moondance and keep both Indo-Pacific and Moondance indemnified against all liability, cost, loss and damage which either Indo-Pacific or Moondance suffers or incurs as a result of any breach of the representation and warranty contained in clause 9.1.

      10   FURTHER ASSURANCES

      10.1 The Parties agree that they will each sign, execute and complete all further documents and assurances, and do all further acts and things as may be reasonably required to confirm or give effect to the intent and object of this Agreement.

      10.2 Each further document and assurance required under clause 10.1 shall be completed in a form approved by the Parties.

      11   COSTS AND STAMP DUTY

      11.1 Each of the Parties shall bear its own costs and expenses (including, without limitation, all legal costs and expenses) in relations to the preparation, negotiation and execution of this Agreement and each of the documents which this Agreement requires any of the Parties to execute.

      11.2 Boral Energy shall bear all stamp duty and registration fees payable under the Act on this Agreement and each of the documents which this Agreement requires any of the Parties to execute.

      12   GOVERNING LAW

      12.1 This Agreement shall be deemed to be a contract under, and shall be governed by and interpreted in accordance with, the laws of New Zealand.

      12.2 The Parties submit to the non-exclusive jurisdiction of the Courts of New Zealand and any courts competent to hear appeals therefrom.

     13   NOTICES

     13.1 How notices may be given

     A notice approval, direction, consent, offer, demand or other communication in connection with this Agreement must be:

     13.1.1    in writing;

     13.1.2    signed by an authorised officer of the relevant
Party; and

     13.1.3    given to the recipient Party;

     (a)  by hand delivery;

     (b)  by pre-paid mail or courier sent to that Party; or

     (c)  by facsimile transmission to that Party.

     13.2 Where notices must be sent For the purposes of clause
13.1:

     13.2.1 deliveries must be delivered to the address of the recipient Party set out below;

     13.2.2 mail must be sent to the address of the recipient party set out below;

     13.2.3 facsimile messages must be transmitted to the facsimile number of the recipient Party set out below; and in each case

     13.2.4 must be marked for the attention of the person specified below in relation to the recipient Party:

     Name:          Boral Energy Resources NZ Limited
     Address:       Level 3
                   60 Hindmarsh Square
                    ADELAIDE  SOUTH AUSTRALIA  5000
     Attention:     Dr. R. Willink
     Facsimile:     (+61 8) 8223 1851

     Name:          Indo-Pacific Energy (NZ) Ltd
     Address:       284 Karori Road
                    WELLINGTON  NEW ZEALAND
     Attention:     Dr. D. Bennett
     Facsimile:     +64 4 476 0120

     Name:          Moondance Energy Ltd
                    133 Edward Street
                    PERTH  WESTERN AUSTRALIA  6000
     Attention:     Mr. C. Crabb
     Facsimile:     (+61 9) 277 9079

     13.3 Change of Details

     13.3.1 A Party may from time to time change any of the details specified in clause 13.2.4 by giving not less than 5 business days notice to each other party.

     13.3.2    If details are changed in accordance with clause
13.3.1, clause 13.2.4 applies as if those changed details were set out in clause 13.2.4.

     13.4 Proof of Notices

     13.4.1 Proof of posting by pre-paid mail is proof of receipt on the seventh clear business day after posting or the fourth clear business day in the case of courier delivery.

     13.4.2 Proof of transmission of a facsimile message is proof of receipt on the date of transmission, but if a transmission is not made on a business day or not made before 4.00pm, then it will be deemed to have been received at 10.00am in the time zone of the recipient on the next business day in the time zone of the recipient after transmission.

14   WAIVER

     A Party's failure to exercise or delay in exercising a power or right is not a waiver of that power or right, and the exercise of a power or right does not preclude the future exercise of that or any other power or right.

15   REMEDIES

     15.1 All remedies, rights, undertakings, obligations or agreements of the Parties under this Agreement arising by law in respect of this Agreement shall be cumulative and none thereof shall be in limitation of any other rights, remedies, undertakings, obligations or agreements of the Parties.

     15.2 Each of the Parties may follow any such remedy to which it is entitled by law or otherwise, either concurrently or successively at its option.

16   SEVERANCE

     Each provision of this Agreement shall be deemed to be separate and severable from the others of them. If any provision of this Agreement is determined to be invalid or unenforceable in any jurisdiction, it shall be severed from this Agreement and not invalidate the rest of this Agreement which shall remain of full force and effect as if such provision had not been made a part hereof. Such a determination of invalidity or enforceability shall not affect the validity or enforceability of that provision in any other jurisdiction.

17   EXECUTION

     This Agreement may be executed by the separate execution and delivery of counterparts and proof of execution and delivery of those counterparts may be achievable by the transmission of executed copies by facsimile.

18   CONFIDENTIALITY

     The Parties agree and undertake to keep the terms of this Agreement confidential subject to their respective obligations and rights to disclose to Affiliates and as may be required by law or rule of stock exchange.

19   ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, promises and understandings between the Parties.

EXECUTED as an Agreement

THE COMMON SEAL of                 )    The Common Seal of
BORAL ENERGY RESOURCES             )    BORAL ENERGY RESOURCES
(NZ) LIMITED                       )    NZ LIMITED
was affixed in accordance with     )
its articles of association:       )

/s/ Owen William Poole             /s/ Robbert Jan Willink
Signature of Authorised Person     Signature of Authorised Person

Director                           Director
Office Held                        Office Held

OWEN WILLIAM POOLE                 ROBBERT JAN WILLINK
Name of authorised person          Name of authorised person
(BLOCK LETTERS)                    (BLOCK LETTERS)

THE COMMON SEAL of            )    The Common Seal of
INDO-PACIFIC ENERGY           )    INDO-PACIFIC ENERGY
(NZ) LIMITED                  )    (NZ) LIMITED
was affixed in accordance     )
with its articles of          )
association                   )

/s/ Jenni Lean                     /s/ David Bennett
Signature of Authorised Person     Signature of Authorised Person

Corporate Affairs Manager          Director
Office Held                        Office Held

JENNI LEAN                         DAVID BENNETT
Name of authorised person          Name of authorised person
(BLOCK LETTERS)                    (BLOCK LETTERS)

THE COMMON SEAL of            )    COMMON SEAL
MOONDANCE ENERGY              )    MOONDANCE ENERGY PTY LTD
PTY LTD                       )    A.C.N. 073 213 546
was affixed in accordance     )
with its articles of          )
association:                  )

/s/ Colin Crabb                    /s/ Gregory Alan Corner
Signature of Authorised Person     Signature of Authorised Person

Director                           Secretary
Office Held                        Office Held

COLIN CRABB                        GREGORY ALAN CORNER
Name of authorised person          Name of authorised person
(BLOCK LETTERS)                    (BLOCK LETTERS)